Exhibit 21.1

Name of Subsidiary

SMTA Holdco 1 LLC

SMTA Holdco 2 LLC

Spirit MTA OP Holdings, LLC

Spirit MTA REIT, LP

Spirit IM Katy TX, LLC

Spirit AS Katy TX, LP

SMTA Financing JV, LLC

SMTA SPE Env Prop, LLC

SMTA SPE Manager, LLC

Spirit SPE Portfolio 2012-5, LLC

State of Incorporation or Formation

Delaware

Delaware

Delaware

Delaware

Delaware

Delaware

Delaware

Delaware

Delaware

Delaware